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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 29, 2004


                                 CRDENTIA CORP.
                                 --------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              76-0585701
-------------------------------                           ----------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
         Incorporation)                                   Identification Number)

                                    000-31152
                           --------------------------
                            (Commission File Number)


                         14114 DALLAS PARKWAY, SUITE 600
                               DALLAS, TEXAS 75254
                               -------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 850-0780
                                 --------------
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01     REGULATION FD DISCLOSURE.

            We plan on providing an update to certain potential financing sources regarding the status of our ongoing acquisition program. As we reported in a current report on Form 8-K filed on November 15, 2004, we, together with CRDE Corp., a wholly-owned subsidiary of Crdentia Corp., and the shareholders of Healthcare Innovations Private Services, Inc. ("HCIPSI"), entered into an Agreement and Plan of Reorganization pursuant to which HCI Holding Corporation, the parent company of HCIPSI, will be merged with and into CRDE Corp., and CRDE Corp. will survive the merger as a subsidiary of Crdentia Corp. As reported, the closing of the potential transaction is subject to our raising $9,000,000 in cash proceeds to finance the transaction and other customary closing conditions, including the completion of our due diligence review of HCIPSI. As of the date of this current report, we are continuing to work to raise the $9,000,000 in cash proceeds necessary to finance the acquisition, and we and our potential financing source are working to complete our due diligence review. The resolution of these contingencies could involve the modification of the structure or terms of the HCIPSI transaction.

            In addition to working to close the HCIPSI transaction, consistent with our stated business model of acquiring complementary companies and businesses, we are also currently negotiating with other potential acquisition targets which have combined annual revenues of approximately $29,000,000 and operating income of approximately $3,400,000. Although we believe each of these transactions to be viable, we have not yet entered into any definitive agreements or letters of intent with the owners of these targeted acquisitions, and the closing of any such transactions would be subject to customary closing conditions, including our having sufficient financing for the transactions and the results of our due diligence review.

            The timing of the closing of any potential acquisition is dependent upon our ability to obtain financing and our board of director's ongoing evaluation of the best interests of our stockholders. Nevertheless, as we continue to work to close the HCIPSI transaction and evaluate these other opportunities, our management remains comfortable with the revenue and EBITDA projections for fiscal year 2005 set forth in Exhibit 99.3 to the current report on Form 8-K filed on November 15, 2004.

            The information contained in this Item 7.01 is furnished to, but not filed with, the Securities and Exchange Commission and shall not be incorporated by reference to any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The filing of this current report is not an admission as to the materiality of any information in this Item 7.01.

            Statements contained in this current report or incorporated herein that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in "Risk Factors" in our reports on Form 10-KSB and Form 10-QSB and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, a limited operating history with no earnings; reliance on our management team, members of which have other business interests; the ability to successfully implement our business plan; the ability to continue as a going concern; the ability to fund our business and acquisition strategy; the growth of the temporary healthcare professional staffing business; difficulty in managing operations of acquired businesses; uncertainty in government regulation of the healthcare industry; and the limited public market for our common stock. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CRDENTIA CORP.



December 30, 2004                       By: /S/ JAMES D. DURHAM
                                            -------------------------------
                                            James D. Durham
                                            Chief Executive Officer